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EXHIBIT 10.25

                                   SUPPORT AND
                              MANAGEMENT AGREEMENT

     THIS SUPPORT AND MANAGEMENT AGREEMENT, dated as of December 12, 2002 (as amended or supplemented from time to time, this "Agreement") is by and between WORLD AIRWAYS, INC., a Delaware corporation ("World"), and WORLD AIRWAYS PARTS COMPANY, LLC, a Delaware limited liability company ("Parts").

                                   BACKGROUND

     A. Parts was formed for the purpose of facilitating the financing under a certain credit facility for the benefit of World and Parts pursuant to the Loan and Security Agreement, dated as of December 12, 2002 (as further amended or supplemented from time to time, the "Loan Agreement"), among World, Parts, the lenders party thereto and Foothill Capital Corporation, as agent ("FCC").

     B. Parts desires to engage the services of World with respect to certain support and operational matters as set forth in this Agreement, and World is willing to provide such services, all on the terms set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, World and Parts hereby agree as follows:

     SECTION 1. Financial Statements. To the extent requested by Parts at any time, or required by World, FCC, or any successor Lender (as defined in the Loan Agreement), or required under applicable law, World, from time to time, hereby agrees to timely prepare, or cause to be timely prepared, all such necessary financial statements and financial reports. To the extent that any financial statements or financial reports are required under the terms of the Loan Agreement, calculation of the types and quantity of inventory owned by Parts as of any date of measurement shall be determined by reference to World's Ultramain inventory tracking system and the value of such inventory at any such date of measurement shall be determined by reference to the appraisal report of the Designated Appraiser (as defined in the Loan Agreement).

     SECTION 2. Tax Returns. To the extent requested by Parts at any time, or required by World, FCC, or any successor Lender, or required under applicable law, World, from time to time, will prepare and file, or cause to be prepared and filed, on or before the date required to be filed, all tax returns, reports, certificates or documents required to be filed by or on behalf of Parts by any federal, state or local jurisdiction or taxing authority.

     SECTION 3. Managers and Officers. World will arrange for directors' and officers' liability coverage for the managers and officers of Parts. World will employ and pay all of the managers' and any officers' compensation, fees and expenses.

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     SECTION 4. Other Services. World will provide such other support and services, including without limitation, inventory tracking systems and services, as are requested from time to time by Parts in order to facilitate the operation of Parts and as is otherwise contemplated by the Loan Agreement and the other documents related thereto. World agrees to take all reasonable steps required to maintain Parts' identity as a separate legal entity from World and World affiliates.

     SECTION 5. Fees. In consideration for the services described herein, Parts agrees to pay to World, the sum which represents World's reasonable estimate of the additional overhead expenses incurred in order to provide the services described herein. All such payments shall be subordinate to amounts due to FCC, or any successor Lender, under the Loan Agreement.

     SECTION 6. Bankruptcy. World hereby covenants and agrees that, prior to the date that is ninety-one (91) days after the payment in full of all obligations of Parts under and pursuant to the Loan Agreement and the related documents, it will not institute against, or join any other person in instituting against, Parts, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.

     SECTION 7. Expiration. This Agreement, unless extended, shall expire on December 12, 2007. This Agreement shall be automatically extended for successive one (1) year periods unless Parts or World has elected to terminate this Agreement by providing prior written notice of termination; provided, however, that unless and until all obligations of Parts shall have been finally and fully paid and performed under the Loan Agreement and the related documents and the commitment of FCC thereunder shall have been terminated, this Agreement may not be terminated by Parts or World without the prior written consent of FCC.

     SECTION 8. Miscellaneous. This Agreement may not be amended, waived or modified except pursuant to a writing signed by the party to be charged. This Agreement shall be binding upon and inure to the benefit of Parts and World and their respective successors and assigns. This Agreement shall be governed by the internal laws of the State of Georgia, without regard to any otherwise applicable conflict of law principles. This Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original but all of which shall constitute together but one and the same agreement.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date and year first above written.

                                             WORLD AIRWAYS, INC.

                                             By:  /s/ Gilberto M. Duarte, Jr.
                                                --------------------------------
                                             Name:    Gilberto M. Duarte, Jr.
                                                  ------------------------------
                                             Title:   Chief Financial Officer
                                                   -----------------------------


                                             WORLD AIRWAYS PARTS COMPANY, LLC

                                             By:  /s/ John E. Ellington
                                                --------------------------------
                                             Name:    John E. Ellington
                                                  ------------------------------
                                             Title:   Manager
                                                   -----------------------------